                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ARV Assisted Living, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                            ARV ASSISTED LIVING, INC.

                                 April 20, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ARV Assisted Living, Inc. (the "Company") to be held on Monday, May 21, 2001, at 9:00 a.m. Pacific Daylight Time, at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California 92715.

     At the Annual Meeting you will be asked to approve the re-election of Douglas M. Pasquale and Jeffrey D. Koblentz to the Board of Directors of the Company as detailed in the enclosed Proxy Statement. I urge you to read the proxy statement carefully.

     I hope that you will be able to attend the meeting in person. However, whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy card promptly. A prepaid envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy, if given.

     I look forward to seeing you at the Annual Meeting.

                                            Sincerely,


                                            /s/ DOUGLAS M. PASQUALE
                                            ------------------------------------
                                            Douglas M. Pasquale
                                            Chairman and Chief Executive Officer

                            ARV ASSISTED LIVING, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ARV Assisted Living, Inc., a Delaware corporation (the "Company"), will be held on Monday, May 21, 2001, at 9:00 a.m. Pacific Daylight Time, at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California 92715, to consider and act upon:

        1. The election of two directors to the Company's Board of Directors to serve for the term of three years or until a successor has been duly elected and qualified or until the director resigns, becomes disqualified, disabled or is otherwise removed;

        2. Transacting other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

     Holders of record of common stock of the Company as of the close of business on April 20, 2001, are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of securities of the Company entitled to vote at the Annual Meeting. Each share of common stock entitles its holder to one vote. At the close of business on April 20, 2001, there were 17,459,689 shares of common stock issued and outstanding.

     We urge you to carefully review the enclosed materials. Your vote is important. We encourage all stockholders to attend the meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please mark, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

                                         By Order of the Board of Directors,

                                         /s/ DOUGLAS M. PASQUALE
                                         ------------------------------------
                                         Douglas M. Pasquale
                                         Chairman and Chief Executive Officer

April 20, 2001

IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING AT THE MEETING.

                            ARV ASSISTED LIVING, INC.

                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2001

                                ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING


     GENERAL. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ARV Assisted Living, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Airport Hilton, 18800 MacArthur Boulevard, Irvine, California 92715, at 9:00 a.m., Pacific Daylight Time, on Monday, May 21, 2001 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are located at 245 Fischer Avenue, D-1, Costa Mesa, California 92626. The Company expects to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about April 25, 2001.

     RECORD DATE AND OUTSTANDING SHARES. Holders of record of the Company's common stock (the "Common Stock") at the close of business on April 20, 2001 are entitled to notice and to vote at the Annual Meeting. On April 20, 2001, there were 17,459,689 shares of Common Stock outstanding.

     REVOCABILITY OF PROXIES. Stockholders who submit proxies for use at the Annual Meeting may revoke them at any time prior to the time they are voted. You may revoke a proxy by either (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal executive offices, a written revocation or a duly executed proxy card bearing a later date, or (ii) by attending the Annual Meeting and voting in person, regardless of whether you have previously given a proxy. Your presence at the Annual Meeting will not revoke your proxy unless you vote in person.

     QUORUM AND VOTING. Under Delaware law, a quorum must exist in order for action to be taken on a matter submitted to stockholders. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of the Company's stockholders.

     Shares represented at the Annual Meeting by properly executed proxy cards in the accompanying form and not revoked will be voted at the Annual Meeting. The Board of Directors knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting or any adjournment of the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them according to their best judgment on such matters.

     SOLICITATION OF PROXIES. Certain of the Company's directors, officers and regular employees will solicit proxies, without receiving any additional compensation. We will solicit proxies by personal interview, mail and telephone and the Company will bear the costs of the solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.


     The date of this Proxy Statement is April 20, 2001.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

GENERAL

     The Company's authorized number of directors is currently five, consisting of two Class A positions, two Class B positions and a Class C position. Five directors (two Class A, two Class B and one Class C) are currently serving on the Board of Directors. Each class is elected to a three-year term and the election of directors is staggered, so that only one class of directors is elected at each annual meeting of stockholders. The Class A directors' term expires at the Annual Meeting.

        Stockholders of record as of April 20, 2001 will be entitled to vote on the election of the Class A directors for a three-year term at the Annual Meeting. The Company has nominated Douglas M. Pasquale and Jeffrey D. Koblentz for election to serve as the Class A directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

     The directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of the directors will not affect the election of the candidate receiving a plurality of votes. If either of the nominees for Director should be unable or decline to serve, the authority provided in the proxy to vote for the election of a director will be exercised to vote for a substitute. As of the date of this Proxy Statement, management has no knowledge that either nominee will be unable or will decline to serve. None of the nominees or the other incumbent directors has a family relationship with any incumbent director or any executive officer of the Company. The Company's Certificate of Incorporation and Bylaws contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by Delaware law.

NOMINEES FOR ELECTION TO SERVE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS (CLASS A NOMINEES)

     The Company's nominees for election to the Board of Directors are as follows:

     DOUGLAS M. PASQUALE. Mr. Pasquale has served as the Chief Executive Officer of the Company since March 1999. Mr. Pasquale also serves as a Director of the Company, a position he has held since October 1998, and as the Chairman of the Board of Directors of the Company, a position he has held since December 1999. Mr. Pasquale joined the Company as President and Chief Operating Officer in June 1998. Prior to joining the Company, Ms. Pasquale was employed from 1986 until 1998 in various capacities by Richfield Hospital Services, Inc., and Regal Hotels International-North America, a leading hotel ownership and hotel management company based in Englewood, Colorado, including as its President and Chief Executive Officer from 1996 until 1998 and as its Chief Financial officer from 1994 to 1996.

     JEFFREY D. KOBLENTZ. Mr. Koblentz has served as a Director of the Company continuously since 2000. Mr. Koblentz is a Vice President of Lazard Freres Real Estate Investors L.L.C. ("LFREI"). He joined LFREI in 1998 from Arthur Andersen LLP, where he was a Manager in the Real Estate Services Group. Mr. Koblentz joined Arthur Andersen in 1992.

     The Board of Directors has concluded that the re-election of Douglas M. Pasquale and Jeffrey D. Koblentz as Class A directors is in the best interest of the Company and recommends that you vote in favor of their election.

INCUMBENT DIRECTORS

                                                                               YEAR FIRST BECAME
                                                                                 A DIRECTOR OF
             NAME               AGE                   POSITION                    THE COMPANY        CLASS
             ----               ---                   --------                 -----------------     -----
     Douglas M. Pasquale         46      Chief Executive Officer, Chairman            1998             A
     David P. Collins            62                   Director                        1985             B
     John A. Moore               39                   Director                        1999             B
     Jeffrey D. Koblentz         33                   Director                        2000             A
     Maurice J. DeWald           61                   Director                        1995             C



     MAURICE J. DEWALD. Mr. DeWald has served as a Director of the Company continuously since 1995. Mr. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, Inc., a firm he founded in 1992. He currently is a director of Tenet Healthcare Corporation and Advanced Materials Group, Inc.

     JOHN A. MOORE. Mr. Moore has served as a Director of the Company continuously since 1999. Mr. Moore is a Principal of LFREI and its Chief Financial Officer. He joined LFREI in 1998 from World Financial Properties, where he was Executive Vice President and Chief Financial Officer since 1996. Previously, he worked with Olympia and York as Senior Vice President, Finance. Mr. Moore joined Olympia and York in 1988.

     DAVID P. COLLINS. Mr. Collins has served as a Director of the Company continuously since 1985. Mr. Collins currently is President and Chief Executive Officer of EuroSenior Living, Lisbon, Portugal. He served the Company in several capacities between 1981 and 1999, last serving as President of ARV Assisted Living International, Inc., our wholly owned subsidiary, from January 1998 to January 1999. From 1985 until January 1998, Mr. Collins served as the Senior Executive Vice President of the Company, responsible for investor relations and for capital formation for the Company and affiliated entities.

INFORMATION ON COMMITTEES OF THE BOARD AND MEETINGS

     The Board of Directors met four times and took thirteen actions by unanimous written consent during the year ended December 31, 2000. During the year ended December 31, 2000, no director attended fewer than 75 percent of the aggregate of: 1) the total number of meetings of the Board of Directors (held during the period in which he was a director); and 2) the total number of meetings held by all committees of the Board on which he served (during the period in which he served).

    The Board established a Compensation Committee and an Audit Committee at or about the time of the initial public offering of our common stock in October 1995. In addition, our Board has occasionally appointed special committees of one or more directors to analyze and/or take action on items of interest to the Board.

    The Compensation Committee establishes salaries, incentives and other forms of compensation for directors and executive officers, administers the Stock Option and Incentive Plans (the "1995 Stock Option Plan" and the "1999 Stock Option Plan") and recommends policies relating to benefit plans. During the year ended December 31, 2000, the Compensation Committee consisted of Maurice J. DeWald (Committee Chairman), David P. Collins and John A. Moore. The Compensation Committee met two times during the year ended December 31, 2000 and three members were in attendance at every meeting. As of April 20, 2001, the Compensation Committee consisted of Maurice J. DeWald (Committee Chairman), David P. Collins and John A. Moore.

     The Audit Committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent auditors. The Audit Committee, during the year ended December 31, 2000, consisted of Maurice J. DeWald (Committee Chairman), John A. Moore and David P. Collins. The Audit Committee met four times in the year ended December 31, 2000. As of April 20, 2001, the Audit Committee consisted of Maurice J. DeWald (Committee Chairman), David P. Collins and John A. Moore.

COMPENSATION OF DIRECTORS

     Prior to January 28, 1998, non-employee directors received $12,000 as an annual retainer, paid quarterly in advance, and $500 for each Board meeting or committee meeting of the Board that they attended. Commencing January 28, 1998, the annual retainer was increased to $18,000 and the fee per meeting increased to $1,000. In addition, an annual committee chairmanship fee of $3,000 was added as of January 28, 1998.

     In April 2000, the Company filed the 1999 Stock Option Plan, which Plan was adopted at the last Annual Shareholder's Meeting. The 1999 Stock Option Plan replaced the 1995 Stock Option Plan. The 1999 Stock Option Plan provides, among other things, that each non-employee director who is initially elected or appointed to the Board will, upon such election or appointment, automatically be granted an option to purchase 10,000 shares of Common Stock, vesting at the rate of 2,500 shares per year measured from the date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, on the date of the annual meeting of shareholders every fourth year following the non-employee director's appointment or election, he or she will be eligible to receive an option to purchase 10,000 shares of the Company's common stock. Eligibility requires continuous service as a non-employee director during the preceding year. The exercise price associated with the options will be equal to the fair market value of the Common Stock on the date of grant, with vesting over four years at the rate of 2,500 shares per year, measured from the date of grant. As of January 28, 1998, each non-employee director also participates in a stock-based cash compensation plan (the "Stock Unit Plan") that is intended to provide compensation on a deferred basis and link the directors' interests more directly with those of our stockholders. Under the Stock Unit Plan, 2,500 "stock units" (each stock unit is deemed to be equivalent to the value of one outstanding share of Common Stock) are credited on each January 1 to each non-employee director who served as a non-employee director for the entire preceding calendar year. Stock units are payable in cash based on the fair market value of the Common Stock at the time the payment is triggered and are fully vested at the time of crediting. Stock units become payable on the first to occur of:

-    three years after the date such stock units were first credited;

-    a change of control of the Company, as defined by the Plan;

- the director ceases serving as a member of our Board of Directors (for any reason); or

-    termination of the Plan.

     In fiscal year 2000, grants in the amount of 2,500 stock units were made to Maurice DeWald and David Collins. In January 2001 we awarded $2,031 to Maurice DeWald as payment for his previously awarded stock units pursuant to the Stock Unit Plan.

     The Company is currently reviewing its director compensation.

THE COMPANY'S EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company as of April 20, 2001. There are no arrangements or understandings among these individuals relating to their selection as officers in the future.

                   NAME            AGE                      POSITION WITH THE COMPANY
                   ----            ---                      -------------------------
          Douglas M. Pasquale      46         Chief Executive Officer and Chairman of the Board
          Abdo H. Khoury           52         President, Chief Financial Officer and Secretary
          Robertson K. Chandler    45         Senior Vice President, Operations
          Michelle Alarcon         42         Senior Vice President Human Resources (Hired June 16, 2000)

     For a description of Mr. Pasquale's background, see "Incumbent Directors" above. Biographical information for Mr. Khoury, Mr. Chandler, and Ms. Alarcon is provided below:

     ABDO H. KHOURY. Mr. Khoury has served the Company as President since January 2001 and as Chief Financial Officer and Secretary since March 1999. Previously, he served as Vice President, Asset Strategy and Treasury from January 1999 until March 1999. Mr. Khoury joined the Company as President of the Apartment Division in May 1997 and served in that position until January 1999. Prior to joining the Company, Mr. Khoury was a principal with Financial Performance Group in Newport Beach, California from 1991 to 1997.

     ROBERTSON K. CHANDLER. Mr. Chandler was appointed Senior Vice President, Operations, in February 1999. Previously he was Vice President of Operations, Home Care and Hospice, with Mariner Specialty Health Services in Longmont, Colorado, from 1997 to 1999. From 1993 to 1997, he was Chief Operating Officer and a Director of Colorado Home Care, a home care agency headquartered in Broomfield, Colorado.

     MICHELLE ALARCON. Ms. Alarcon joined the Company on June 16, 2000 as its Vice President Human Resources and on January 1, 2001 was promoted to Senior Vice President. Previously, she had served as Vice President of Human Resources and Organizational Development for Pallotta Teamworks, a private company since March 1997. Prior to that she served as Human Resources Specialist for 20th Century Fox's, SESLA subsidiary from January 1996 to February 1997. Ms. Alarcon was Director of Human Resources for Imperial Hotels Corporation from 1990 to 1995. Ms. Alarcon has been a board member for Career Encores, a non-profit company, since January 2001.

     None of the directors or officers is related to each other by blood or marriage and none of the directors or officers is involved in any legal proceedings as described in Section 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth certain information with respect to compensation earned by the Chief Executive Officer and the four next most highly compensated executive officers whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers"), for the years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                              ------------
                                                           ANNUAL COMPENSATION                 SECURITIES              ALL
                                                   -----------------------------------         UNDERLYING             OTHER
NAME AND PRINCIPAL POSITION                        YEAR     SALARY($)(1)      BONUS($)         OPTIONS(#)         COMPENSATION(2)
---------------------------                        ----     ------------      --------        ------------        ---------------
Douglas M. Pasquale                                2000        350,000         210,000           350,000              $15,867
   Chairman and Chief                              1999        345,833         210,000           550,000               13,837
   Executive Officer                               1998        175,000         137,500           150,000                4,586

Abdo H. Khoury                                     2000        199,999         171,694           125,000                7,611
   President, Chief Financial                      1999        196,250          70,951           250,000               10,854
   Officer and Secretary                           1998        125,000          17,314             7,500                8,868

Robertson K. Chandler                              2000        180,000              --            35,000               12,620
   Senior Vice President Operations                1999        153,461          44,650           175,000                7,118
   (hired February 22, 1999)                       1998             --              --                --                   --

Laura Loda                                         2000        160,000              --                --                  105
   Senior Vice President Operations                1999        159,167          22,500           150,000                   93
   (hired July 1, 1998 and resigned                1998         75,000          20,000                                     50
   February 20, 2001)

Michelle Alarcon                                   2000         59,583           5,000            35,000                6,122
   Senior Vice President Human Resources           1999             --              --                --                   --
   (hired June 16, 2000)                           1998             --              --                --                   --

-----------

(1) Amounts shown include cash compensation earned by the Named Executive Officers. The amounts shown do not include the value of certain perquisites that in the aggregate did not exceed the lesser of either $50,000 or ten percent (10%) of the total annual salary and bonus reported for the Named Executive Officer.

(2) Includes premiums for term life, medical, dental and disability insurance purchased for the benefit of certain of the Named Executive Officers in the following amounts for the years ended December 31, 2000, 1999 and 1998, respectively: Mr. Pasquale --$15,867, $13,837, and $4,586; Mr. Khoury -- $7,611, $10,854, and $8,868; Mr. Chandler--$12,620, $7,118 and $0; Ms.
     Loda-- $105, $93, and $50; Ms. Alarcon-- $6,122, $0 and $0. These amounts represent insurance premiums we paid over what we pay for other similarly situated employees.

     Option Grants in Last Fiscal Year.

    The following table sets forth certain information regarding options granted during the year ended December 31, 2000 to the Named Executive Officers pursuant to the Stock Option Plans.

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                             NUMBER OF         PERCENT OF                                              ANNUAL RATES OF STOCK
                             SECURITIES      TOTAL OPTIONS                                             PRICE APPRECIATION FOR
                             UNDERLYING        GRANTED TO        EXERCISE                                  OPTION TERM(3)
                              OPTIONS         EMPLOYEES IN        PRICE         EXPIRATION          ---------------------------
          NAME               GRANTED(1)      FISCAL YEAR(2)     PER SHARE          DATE                5%                 10%
          ----               ----------      --------------     ---------    -----------------      --------           --------
Douglas M. Pasquale....       300,000             42.5            $0.50      December 27, 2010      $244,334           $389,061
Douglas M. Pasquale....        50,000              7.1            1.625        January 3, 2010       132,348            210,742
Abdo H. Khoury.........       125,000             17.8            .5625      December 14, 2010       114,532            182,373
Robertson K. Chandler..        35,000              5.0            .5625      December 14, 2010        32,069             51,064
Michelle Alarcon.......        35,000              5.0            .5625      December 14, 2010        32,069             51,064

-----------

(1) Each of these options was granted for a term of 10 years, subject to termination in certain events related to termination of employment, and become exercisable in three annual installments beginning in 2001. The options granted on December 14, 2000 to Mr. Khoury, Mr. Chandler and Ms. Alarcon, for the purchase of 125,000, 35,000 and 35,000 shares, respectively, of Common Stock, and the option granted on December 27, 2000 to Mr. Pasquale for the purchase of 300,000 shares of Common Stock, each vest in three equal installments over a three year period. The first installment will vest on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability for two consecutive quarters and the second and third installments will vest on the first and second anniversaries of such date, respectively, provided that in no case will vesting begin later than December 20, 2005. Mr. Chandler's options require that regional earnings before interest, taxes, depreciation and amortization and rents be equal to or greater than the corresponding amount set forth in the annual budget for four consecutive quarters before vesting begins.

(2) In fiscal year 2000, we granted options to employees to purchase an aggregate of 706,500 shares under the Stock Option Plans and this number was used in calculating the percentage set forth in this column. During fiscal year 2000, options to purchase 211,248 shares under the Stock Option Plans were canceled due to termination of employment.

(3) The potential realizable value is based on the appreciated value of our common stock minus the per share exercise price, multiplied by the number of shares subject to the option. The appreciated value of our common stock is calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of our shares of common stock.

    Aggregated Option Exercises and Fiscal Year-End Option Values.

    None of the Named Executive Officers exercised options during the year ended December 31, 2000. The following table sets forth certain information regarding options held as of the end of such fiscal year by the Named Executive Officers.

                                                               NUMBER OF SECURITIES                     VALUE OF UNEXERCISED
                             SHARES                           UNDERLYING UNEXERCISED                    IN-THE-MONEY OPTIONS
                            ACQUIRED                        OPTIONS AT FISCAL YEAR-END                  AT FISCAL YEAR-END(1)
                               ON          VALUE         ---------------------------------         --------------------------------
          NAME              EXERCISE     REALIZED        EXERCISABLE         UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
          ----              --------     --------        -----------         -------------         -----------        -------------
Douglas M. Pasquale            --           --             187,501              862,499                --                $90,000
Abdo H. Khoury                 --           --              68,543              313,957                --                 29,688
Robertson K. Chandler          --           --              47,334              162,666                --                  8,312
Laura Loda                     --           --              44,001              125,999                --                     --
Michelle Alarcon               --           --                  --               35,000                --                  8,312

(1) Based on the last sales price of shares of common stock on April 17, 2001 ($.80) minus the per share exercise price of the unexercised options, multiplied by the number of shares represented by the unexercised options.

     Employment Agreements.

     The Company has entered into employment agreements with Mr. Pasquale, Mr. Khoury, Mr. Chandler and Ms. Loda. The Company does not have an employment agreement with Ms. Alarcon.

     The Company has an employment agreement with Mr. Pasquale dated June 1, 1998 as amended and restated. Mr. Pasquale currently serves as the Company's Chairman and Chief Executive Officer. Mr. Pasquale's annual base salary is $350,000, which is subject to annual review and may be increased (but not reduced) at the discretion of the Board based on the Company's and Mr. Pasquale's performance. Mr. Pasquale is guaranteed a minimum cash bonus of 37.5% of his base salary. He is eligible for an additional bonus at the discretion of the Board based on the achievement of annual operational and financial targets for the Company agreed upon by Mr. Pasquale and the Board. Mr. Pasquale's total bonus is expected to range from 37.5%-90% of his base salary and his target bonus is 60% of his base salary. Mr. Pasquale may participate in all employee benefit plans available to the Company's senior executives or other employees according to the plans' terms and conditions. Concurrently with the execution of the June 1, 1998 employment agreement, Mr. Pasquale received an option to purchase one hundred fifty thousand (150,000) shares of Common Stock at an exercise price of $11.13 per share. This option began to vest at a rate of twenty-five percent (25%) per year commencing on June 1, 2000.

     Pursuant to the amended and restated employment agreement, Mr. Pasquale was also granted an option to purchase 250,000 shares of Common Stock at an exercise price of $3.00 per share. On December 20, 1999, Mr. Pasquale was granted an additional option to purchase 300,000 shares of Common Stock at an exercise price of $1.625 per share. Beginning December 20, 1999, 200,000 of the options granted in December, 1999 vest on a three year schedule and the remaining 100,000 options begin a three year vesting on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, provided that in no case will vesting begin later than December 20, 2004. On January 3, 2000 Mr. Pasquale was granted an additional option to purchase 50,000 shares of Common Stock at an exercise price of $1.625 per share. Beginning on January 3, 2000, 33,333 of the options granted in January, 2000 vest on a three year schedule and the remaining 16,667 options begin a three year vesting on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, provided that in no case will vesting begin later than December 20, 2004. On December 27, 2000 Mr. Pasquale was granted an option to purchase 300,000 shares of Common Stock at an exercise price of $0.50 per share. These options have a three year vesting schedule that begin on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability for two consecutive quarters, provided that in no case will vesting commence later than December 20, 2005.

     The employment agreement provides that the Company may terminate Mr. Pasquale with cause (as defined in the employment agreement) without notice at any time. The employment agreement also provides that the Company may terminate Mr. Pasquale without cause (such termination defined to include a substantial diminution of Mr. Pasquale's duties or title) with fifteen (15) days' written notice by paying him:

-    accrued and unpaid base salary;

-    accrued and unpaid vacation pay;

-    accrued and unpaid reimbursable expenses;

- three times the sum of his current annual base salary plus target bonus, plus any additional bonus paid in the last 12 months;

- a minimum bonus equal to 37.5% of his current annual base salary divided by 12 and multiplied by the number of months remaining since the July 1st preceding the date of termination;

- the payment of premiums for COBRA benefits for the maximum period of eligibility and the reimbursement for outplacement assistance up to a maximum of $50,000 as well as an office, telephone, and secretary similar to those used by Mr. Pasquale prior to his termination for a period of eighteen months;

-    relocation payment of $75,000; plus

-    all unvested stock options would fully vest.

     The agreement further provides that if Mr. Pasquale voluntarily terminates his employment, he will receive a lump-sum payment equal to three months' base salary, accrued and unpaid vacation pay and reimbursable expenses, and accrued bonus. The employment agreement provides that during its term and for one year thereafter Mr. Pasquale cannot directly or indirectly engage in or render services to any business or activity which is competitive in any manner with the Company or any of its affiliates in the business of assisted living or long-term health care. This covenant not to compete is not applicable in the event of a termination without cause or a change in control, or in the event Mr. Pasquale first waives in writing his right to all severance pay other than accrued and unpaid salary, vacation, and reimbursable expenses.

     The Company has an employment agreement with Mr. Khoury dated February 1, 1999 and amended January 1, 2001. Mr. Khoury currently serves as the Company's President, Chief Financial Officer and Secretary. The employment agreement requires Mr. Khoury to devote substantially all of his full productive time to the Company during the term of the Agreement, except as otherwise permitted by the Chief Executive Officer and the Board of Directors. Mr. Khoury's base salary is $225,000, which may be increased effective each January 1st based on his and the Company's performance results and his annual performance and salary review. Mr. Khoury is also eligible for an annual discretionary bonus in an amount determined by the Board and based on the Company's earnings and such other criteria as may be determined by the Compensation Committee. The target established by the Company for this bonus is 35% of Mr. Khoury's base salary. Mr. Khoury may participate in all employee benefit plans available to the Company's executive officers according to the plans' terms and conditions.

     The employment agreement provides that the Company may terminate Mr. Khoury with cause (as defined in the employment agreement) without notice at any time. The employment agreement also provides that the Company may terminate Mr. Khoury without cause with thirty (30) days' written notice by paying him the following amounts:

-    his accrued and unpaid base salary;

-    his accrued and unpaid vacation pay;

-    his accrued and unpaid reimbursable expenses;

- his bonus, if any, for the calendar year ending before the date of termination (if not yet paid); and

-    one year's current base salary.

     If the Company requires Mr. Khoury to change the location of his employment to a location outside Orange County, California, Mr. Khoury has the right to treat such requirement as termination without cause.

     Mr. Khoury may terminate the employment agreement at any time with thirty
(30) days' prior written notice, but will receive no severance pay on such termination except for his accrued and unpaid base salary, vacation pay, and reimbursable expenses.

     On April 14, 1999, Mr. Khoury was granted options pursuant to the terms of his employment agreement to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share. Additionally, on December 20, 1999, Mr. Khoury was granted options to purchase 150,000 shares of Common Stock at an exercise price of $ 1.625 per share. Beginning on December 20, 2000, 100,000 of these options vest in three equal installments on a three year schedule while the remaining 50,000 options vest in three equal installments on a three year schedule commencing on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, provided that in no case will vesting commence later than December 20, 2004. On December 14, 2000, Mr. Khoury was granted an additional option to purchase 125,000 shares of Common Stock at an exercise price of $ 0.5625 per share. These options have a three year vesting commencing on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability for two consecutive quarters, provided that in no case will vesting commence later than December 20, 2005.

     The Company entered into an employment agreement dated February 22, 1999 with Robertson K. Chandler. Mr. Chandler currently serves as the Company's Senior Vice President, Operations. The employment agreement requires Mr. Chandler to devote substantially all of his productive time to the Company during the term of the Agreement, except as otherwise permitted by the President and/or Chief Executive Officer and the Board of Directors. Mr. Chandler's base salary is $180,000, which may be increased effective each January 1st based on his and the Company's performance results and his annual performance and salary review. Mr. Chandler is also eligible for an annual discretionary bonus in an amount determined by the Board and based on the Company's earnings and such other criteria as may be determined by the Compensation Committee. The target established by the Company for this bonus is 30% of Mr. Chandler's base salary. Mr. Chandler may participate in all employee benefit plans available to the Company's executive officers according to the plans' terms and conditions.

     The employment agreement provides that the Company may terminate Mr. Chandler with cause (as defined in the employment agreement) without notice at any time. The employment agreement also provides that the Company may terminate Mr. Chandler without cause by paying him the following amounts:

-    his accrued and unpaid base salary;

-    his accrued and unpaid vacation pay;

-    his accrued and unpaid reimbursable expenses;

- his bonus, if any, for the calendar year ending before the date of termination (if not yet paid); and

-    one year's current base salary.

     Mr. Chandler may terminate the employment agreement at any time with thirty
(30) days' prior written notice, but will receive no severance pay upon such termination, except his accrued and unpaid base salary, vacation pay, and reimbursable expenses.

     On April 14, 1999, Mr. Chandler was granted options pursuant to the terms of his employment agreement to purchase 75,000 shares of Common Stock at an exercise price of $3.00 per share. Additionally, on December 20, 1999, Mr. Chandler was granted options to purchase 100,000 shares of Common Stock at an exercise price of $ 1.625 per share. Beginning December 20, 2000, 66,667 of these options vest in three equal installments on a three year schedule and the remaining 33,333 options vest in three equal installments based on a three year schedule beginning on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, provided that in no case will vesting commence later than December 20, 2004. On December 14, 2000, Mr. Chandler was granted an option to purchase 35,000 shares of Common Stock at an exercise price of $ 0.5625 per share. These options have a three year vesting beginning on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability for two consecutive quarters, provided that in no case will vesting commence later than December 20, 2005. These options also require that regional earnings before interest, taxes, depreciation and amortization and rents be equal to or greater than the corresponding amount set forth in the annual budget for four consecutive quarters.

     In fiscal year 2000, Mr. Chandler was loaned $25,000 at a 10% annual interest rate payable monthly. The unsecured note is due and payable no later than June 30, 2001.

     The Company had an employment agreement with Ms. Loda dated July 1, 1998, as amended and restated on February 1, 1999. Ms. Loda served as the Company's Vice President of Human Resources. The employment agreement was terminated on February 20, 2001, when Ms. Loda resigned her position with the Company. Ms. Loda received no severance payment upon her resignation from the Company, except for her accrued and unpaid base salary, vacation pay, and reimbursable expenses.

     The employment agreement between Ms. Loda and the Company required Ms. Loda to devote substantially all of her productive time to the Company during the term of the Agreement, except as otherwise permitted by the President and/or Chief Executive Officer and the Board of Directors. Ms. Loda's base salary was $160,000, which could be increased effective each January 1st. Ms. Loda was entitled to participate in all employee benefit plans available to the Company's other employees according to the plans' terms and conditions.

     Concurrently with the execution of her employment agreement, Ms. Loda was granted options to purchase 20,000 shares of Common Stock on June 30, 1998 at an exercise price of $12.50 per share. The option vested 25% per year beginning on July 1, 2000. Pursuant to her February 1, 1999 amended and restated employment agreement, on April 14, 1999, Ms. Loda was granted options to purchase 50,000 shares of Common Stock at an exercise price of $3.00 per share. Additionally, on December 20, 1999 Ms. Loda was granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.625 per share. Beginning December 20, 2000, 66,667 of these options vest in three equal installments on a three year schedule and the remaining 33,333 options vest in three equal installments based on a three year schedule beginning on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, provided that in no case will vesting commence later than December 20, 2004. All of these options terminate 90 days after the date of her resignation.

Change in Control Arrangements

     To better assure that the Named Executive Officers would continue to provide independent leadership consistent with our best interests in the event of an actual or threatened change of control of the Company, the employment agreement for each of the Named Executive Officers who have an employment agreement provides certain protections in the event of a change in control. For Mr. Khoury, Mr. Chandler and Ms. Loda, a "change in control" is defined to include the following events:

- Change in Ownership of the Company: the date that any person or group acquires ownership of 50% or more of the voting power of the Company's outstanding voting securities;

- Change in Effective Control of the Company: the date on which either (a) a person or group acquires ownership of capital stock of the Company possessing 50% or more of the total voting power of the Company's capital stock or (b) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; and

- Change in Ownership of a Substantial Portion of the Company's Assets: the date on which any person or group acquires assets from the Company that have a total fair market value equal to or greater than 33-1/3% of the total fair market value of all of the Company's assets immediately prior to such acquisition.

     Following a change in control, if Mr. Khoury, Mr. Chandler, or Ms. Loda terminates or terminated his or her employment with the Company for any reason within the period beginning six months after the change in control and ending nine months after the change of control, or if his or her employment is terminated by the Company (with or without cause) within nine months after the change in control, the Company is required to pay him or her the sum of the following amounts:

-    accrued and unpaid base salary;

-    accrued and unpaid vacation pay;

-    accrued and unpaid reimbursable expenses;

- a bonus, if any, for the calendar year ending prior to the date of termination (if not yet paid);

- a salary payment equal to one and one-half times the base salary if the executive terminated his or her employment, or two times the base salary if the Company terminated his or her employment; and

- as of the date of the change in control, all stock options become fully vested, regardless of employment status with the Company.

     Mr. Pasquale's employment agreement also provides for certain protections in the event of a change in control. Mr. Pasquale's employment agreement defines a "change in control" as any of the following:

- Change in Ownership of the Company: the acquisition by any person or group of greater than 50% of the combined voting power of our outstanding voting securities; or the acquisition by any person other than Prometheus Assisted Living LLC, an affiliate of LFREI, of greater than 20% of our outstanding voting securities; and

- Change in Effective Control of the Company: the replacement of a majority of the members of the Board during any 12 month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; and

- Change in Ownership of a Substantial Portion of the Company's Assets: the acquisition by any person of the Company's assets that have total fair market value equal to or more than 33 1/3% of the total fair market value of all the Company's assets.

     Following a change in control, if Mr. Pasquale terminates his employment for any reason within the period beginning six (6) months after the change in control and ending twelve (12) months after the change of control, or if his employment is terminated by the Company (with or without cause) at any time during the twelve-month period following the change in control, then the Company is required to pay him: (i) three times the sum of his current base salary plus target bonus; (ii) his accrued and unpaid base salary, vacation pay, and reimbursable expenses; (iii) an amount equal to his minimum bonus accrued since the previous July 1; (iv) a relocation payment of $75,000; and (v) reimbursement for the cost of outplacement services, up to a maximum of $50,000, or a payment of $50,000, at the election of Mr. Pasquale. In addition, as of the date of the change in control, all of Mr. Pasquale's stock options become fully vested, regardless of whether he remains employed by the Company.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

     Decisions regarding compensation of our executive officers, including those related to stock and stock options, are made by the Compensation Committee, based upon the recommendations and analysis performed by our senior management. The Compensation Committee (the "Committee") is currently composed of Maurice J. DeWald, John A. Moore and David P. Collins. Mr. DeWald has chaired the committee since January 12, 1999.

Fiscal 2000 Executive Compensation Components

     The Compensation Committee's philosophy is to link executives' total compensation to our short-term and long-term performance to maximize long-term stockholder value. The policy is designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives and other employees who have the skills, experience and talents required to promote our short and long-term financial performance and growth. Our executive compensation has three elements: (1) base salary, (2) annual or short-term incentive compensation and (3) long-term incentive compensation in the form of stock options. Incentive cash bonuses are determined based on our results of operations relative to performance goals. Awards of options under our 1999 Stock Option Plan are based on criteria that reflect contributions to long-term stockholder value. Stock option grants are generally made at levels comparable to competitive organizations to direct executive performance toward increased stockholder value. The Compensation Committee has used, and expects to continue to use, stock-based incentive grants, including options, as a significant component of executive compensation.

     Executive compensation consists of three components: Base Salary, Bonus and Long-Term Incentive Awards.

     BASE SALARY. Base salaries for the Named Executive Officers were established in their respective employment contracts, resulting in payment, during fiscal 2000 of $350,000 to Mr. Pasquale, $199,999 to Mr. Khoury, $180,000 to Mr. Chandler, $160,000 to Ms. Loda (resigned February 20, 2001), and $120,000 to Ms. Alarcon, respectively. The salaries of all Named Executive Officers are subject to performance-based increases in each year.

     BONUS. Mr. Pasquale is entitled under his employment agreement to a guaranteed bonus of $131,250 (37.5% of his current base salary) and to additional bonuses based on the achievement of agreed-upon performance targets up to a maximum total bonus of $315,000 (90% of his current base salary). Mr. Pasquale's target bonus is 60% of his current base salary. Mr. Pasquale received his target bonus of $210,000 in recognition of performance during fiscal year 2000. The remaining Named Executive Officers were awarded bonuses for the fiscal year 2000 at the discretion of management, subject to the approval of the Compensation Committee. Mr. Khoury received a bonus of $171,694 and Ms. Alarcon a bonus of $5,000 in recognition of performance during fiscal 2000.

     LONG-TERM INCENTIVE AWARDS. The Compensation Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent on increases in shareowner value. Our 1999 Stock Option Plan provides the means through which executive officers can build an investment in the Common Stock that will align their economic interests with the interests of our shareowners. The Compensation Committee believes that the grant of stock options has been and will continue to be a significant component of our success in attracting and retaining talented management and employees in an extremely competitive environment. The exercise price of each option has generally been the market price of the Common Stock on the grant date. The Compensation Committee believes that stock options give the executive officers greater incentive throughout the term of the options to strive to operate our Company in a manner that directly promotes the financial interests of the shareowners both on the long-term, as well as the short-term, basis. In determining the number of option shares to grant to executive officers, the Compensation Committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The Compensation Committee intends to continue its practice of basing executive compensation on share price and other financial performance criteria, and on its qualitative evaluation of individual performance. The Compensation Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for our shareowners.

     On January 3, 2000 Mr. Pasquale was granted additional options to purchase 50,000 shares of Common Stock at an exercise price of $1.625 per share. Beginning on January 3, 2000, 33,333 of the options granted on that date vest on a three year schedule and the remaining 16,667 options begin a three year vesting on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability, provided that in no case will vesting begin later than December 20, 2004. On December 27, 2000, Mr. Pasquale was awarded 300,000 options to purchase Common Stock at an exercise price of $0.50 with a three year vesting schedule that begins on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability for two consecutive quarters, provided that in no event will vesting commence later than December 20, 2005. On December 14, 2000, Mr. Khoury, Mr. Chandler, and Ms. Alarcon were awarded options to purchase 125,000, 35,000, and 35,000 shares, respectively, of Common Stock at an exercise price of $0.5625. The options have a three year vesting schedule that begins on the first day of the quarter immediately following the Company achieving a positive cash flow and profitability for two consecutive quarters, provided that in no event will vesting commence later than December 20, 2005. Mr. Chandler's options also require that regional earnings before interest, taxes, depreciation and amortization and rents be equal to or greater than the corresponding amount set forth in the annual budget for four consecutive quarters.

     In the fiscal year 2000, we granted 706,500 stock options to 17 employees, 2 of whom were hired in that period.

     Policy with Respect to Section 162(m)

     Section 162(m) of the Code includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the Named Executive Officers whose compensation is required to be reported in the Company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For the fiscal year 2001, the Committee does not contemplate that there will be any such nondeductible compensation.

     Additional information concerning the salary, bonus and stock awards for the Company's Named Executive Officers can be found in the tables appearing under "Executive Compensation."

                           THE COMPENSATION COMMITTEE

                           MAURICE J. DEWALD, CHAIRMAN
                           JOHN A. MOORE
                           DAVID P. COLLINS

                             AUDIT COMMITTEE REPORT

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's audit, accounting and financial reporting processes in order to support the integrity of the Company's financial reporting practices and the Company's system of internal controls; to review the financial information and related disclosures provided to stockholders; and to communicate regularly with management and the Company's independent auditors regarding such matters.

STRUCTURE AND MEMBERSHIP

     The Audit Committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent auditors. The Audit Committee, during the year ended December 31, 2000, consisted of Maurice J. DeWald, Chairman, John A. Moore and David P. Collins. The Audit Committee met four times in the year ended December 31, 2000. As of April 20, 2001, the Audit Committee consisted of Maurice J. DeWald, Chairman, David P. Collins and John A. Moore, all of whom are independent as such term is defined by Sections 120 and 121 of the American Stock Exchange listing standards. No member of the Audit Committee has any relationship with the Company that, in the opinion of the Board of Directors, would interfere with his or her independence from management and the Company. Each member of the Audit Committee is, in the judgment of the Board of Directors, financially literate, and at least one member of the Committee has accounting or related financial management experience.

     The Audit Committee is governed by a Charter, a copy of which follows.

                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

AUDIT COMMITTEE PURPOSE

        A. Monitor the integrity of the Company's financial reporting process and systems of internal controls.

        B. Monitor the independence and performance of the Company's independent auditors.

        C. Provide an avenue of communication among the auditors, management and the Board of Directors.

        D.  Review areas of potential significant financial risk to the company.

        E.  Monitor compliance with legal and regulatory requirements.


AUDIT COMMITTEE COMPOSITION

        A. Audit Committee Members shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of three or more independent directors as determined by the Board.

        B. At lease one Audit Committee member shall have accounting or related financial management expertise.

        C. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management and the Company's independent auditors.

AUDIT COMMITTEE RESPONSIBILITIES & DUTIES

        A. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulation.

        B. Review the Company' annual audited financial statements prior to filing or distribution. Review should include discussion with management and the Company's independent auditors of significant issues regarding accounting principles, practices and judgments.

        C. In consultation with management and the Company's independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and steps management has taken to monitor, control and report such exposures. Review findings prepared by the Company's independent auditors together with management's responses.

        D. Review with financial management and the Company's independent auditors the company's quarterly financial results prior to the release of earnings and filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the Company's independent auditors in accordance with SAS 61.

        E. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors. They shall approve the fees and other significant compensation to be paid to the independent auditors.

        F. On an annual basis the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        G. Review the independent auditors' audit plan, scope, staffing, location, and reliance upon management and general audit approach.

        H. Prior to release of year end earnings, discuss the results of the audit with the Company's independent auditors.

        I. Consider the Company's independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reports.

        J. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

        K. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

        L. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

        M. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.


                              COMMITTEE ACTIVITIES

     In discharging its oversight responsibilities for fiscal 2000, the Audit
Committee: (1) reviewed and discussed the audited financial statements with management and with the Company's independent auditors; (2) discussed with the Company's independent auditors the material required to be discussed by Statement on Auditing Standard No. 61 and (3) reviewed the disclosures from the independent auditors required by the Independence Standards Boards' Standard No. 1, and discussed with the independent auditors any relationships that may affect the auditors' objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for such fiscal year, for filing with the Securities and Exchange Commission (the "Commission").




                           THE AUDIT COMMITTEE

                           MAURICE J. DEWALD, CHAIRMAN
                           JOHN A. MOORE
                           DAVID P. COLLINS

PERFORMANCE GRAPH

    This performance graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Security Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed "soliciting material" or be deemed "filed" under either such Acts.

    The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of a peer group of nine assisted living companies selected by the Company (the "Peer Group") and the AMEX Market Value Index, each for the period from October 19, 1995 to December 31, 2000. The performance graph assumes the investment of $100 on January 1, 1996 and assumes all dividends were reinvested.

    The Peer Group consists of Alterra Healthcare Corporation; American Retirement Corporation; Assisted Living Concepts, Inc.; Balanced Care Corporation; Brookdale Living Communities, Inc.; Capital Senior Living Corporation; Emeritus Corporation; Greenbriar Corporation; Regent Assisted Living, Inc.; and Sunrise Assisted Living, Inc. All of the companies in the Peer Group were weighted by their respective market capitalization.






                              [PERFORMANCE GRAPH]



COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                                FISCAL YEAR ENDING
-----------------------------------------------------------------------------------------------------------------------
                                 1995           1996            1997            1998           1999             2000
-----------------------------------------------------------------------------------------------------------------------
ARV Assisted Living             100.00          98.94          136.17           52.13           12.77            4.79
-----------------------------------------------------------------------------------------------------------------------
Peer Group Index                100.00         119.97          186.27          188.25           70.50           51.84
-----------------------------------------------------------------------------------------------------------------------
AMEX Market Index               100.00         105.52          126.97          125.25          156.15          154.23
-----------------------------------------------------------------------------------------------------------------------



SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 20, 2001 (based on a total of 17,459,689 outstanding shares of Common Stock) by each of our directors, each of the Named Executive Officers and the executive officers and directors as a group. The number of shares beneficially owned by each entity, person, director or named executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each entity or individual is considered the beneficial owner of any shares: (a) to which that entity or individual has the sole or shared voting power or investment power and
(b) that that entity or individual has the right to acquire within 60 days of April 20, 2001, through the exercise of stock options or other similar rights. Unless otherwise indicated, we believe each person in the table below has sole investment and voting power with respect to all shares beneficially owned subject to community property laws where applicable.

    Amounts and percentages listed below include warrants and options that are exercisable within 60 days of April 20, 2001.

                                                                       AMOUNT AND NATURE
                                                                        OF BENEFICIALLY
                  NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  OWNERSHIP              PERCENTAGE OF CLASS
                  ---------------------------------------              -----------------          -------------------
Prometheus Assisted Living LLC(2) ..................................       8,345,069                    45.8%
John A. Moore(2) ...................................................               -                       *
Jeffrey Koblentz(2) ................................................               -                       *
Douglas M. Pasquale(3) .............................................         416,945                     2.3%
David P. Collins(4) ................................................         528,245                     3.0%
Maurice J. DeWald(5) ...............................................          16,600                       *
Abdo H. Khoury(6) ..................................................         127,751                       *
Laura Loda(7) ......................................................          49,001                       *
Robertson K. Chandler(8) ...........................................         172,334                       *
All directors and executive officers as a group (13 persons) .......       9,656,045                    51.5%

----------
*   Less than 1%.

(1) Except where otherwise noted, the address of the Company's directors and executive officers is c/o ARV Assisted Living, Inc., 245 Fischer Avenue, Suite D-1, Costa Mesa, California 92626.

(2) Includes 7,595,069 shares owned by Prometheus Assisted Living, LLC and several of its affiliates and a warrant to purchase 750,000 shares that is exercisable within 60 days of April 20, 2001. Messrs. Moore and Koblentz are Principals of LFREI, the managing member of Prometheus. Mr. Moore is the Chief Financial Officer of LFREI. Messrs. Moore and Koblentz disclaim beneficial ownership of these shares.

(3) Of the 416,945 shares beneficially owned by Mr. Pasquale, 10,500 shares are held in Mr. Pasquale's IRA, 87,000 shares are held in his name and 319,445 shares reflect options to purchase 319,445 shares of Common Stock that are exercisable within 60 days of April 20, 2001.

(4) Of the 528,245 shares beneficially owned by Mr. Collins, 98,678 shares are held of record by the D. & V. Collins Family Limited Partnership (as to which Mr. Collins has shared voting and investment power), 416,008 shares are held by the Collins Family Community Property Trust (as to which Mr. Collins has shared voting and investment power), 8,559 are held by Mr. Collins' IRA and 5,000 shares reflect options to purchase 5,000 shares of Common Stock that are exercisable within 60 days of April 20, 2001.

(5) Of the 16,600 shares beneficially owned by Mr. DeWald, as a non-employee director, 6,600 shares are held in his name and 10,000 shares reflect options to purchase 10,000 shares of Common Stock exercisable within 60 days of April 20, 2001.

(6) Of the 127,751 shares beneficially owned by Mr. Khoury, 1,700 shares are held in Mr. Khoury's IRA, 22,300 shares are held in his name and 103,751 shares reflect options to purchase 103,751 shares of Common Stock exercisable within 60 days of April 20, 2001.

(7) Of the 49,001 shares beneficially owned by Ms. Loda, 5,000 shares are held in her name and 44,001 shares reflect options to purchase 44,001 shares of Common Stock exercisable within 90 days of her separation from the Company on February 20, 2001.

(8) Of the 172,334 shares beneficially owned by Mr. Chandler, 100,000 shares are held in his name and 72,334 shares reflect options to purchase 72,334 shares of Common Stock exercisable within 60 days of April 20, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of April 17, 2001, the following entity is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock. The numbers shown on the table should be interpreted in light of the related footnote.

                                  NAME AND ADDRESS OF                AMOUNT AND NATURE OF
    TITLE OF CLASS                 BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP         PERCENT OF CLASS(2)
    --------------       ------------------------------------        --------------------         -------------------
        Common            Prometheus Assisted Living LLC(1)               8,345,069                       45.8%
                         Thirty Rockefeller Plaza, 63rd Floor
                                  New York, NY 10020

----------

(1) Includes 7,595,069 shares owned by Prometheus Assisted Living, LLC and several of its affiliates and a warrant to purchase 750,000 shares that is exercisable within 60 days of April 20, 2001, according to the Schedule 13D/A filed on February 22, 2001 by Prometheus Assisted Living LLC and several of its affiliates. LF Strategic Realty Investors II L.P. and LFSRI II CADIM Alternative Partnership L.P. also have voting and dispositive power over the shares held by Prometheus Assisted Living LLC.

(2) Based on 17,459,689 shares of Common Stock issued and outstanding as of April 20, 2001 and a warrant to purchase 750,000 shares that is exercisable within 60 days of April 20, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2000, our Compensation Committee consisted of John A. Moore, David P. Collins and Maurice DeWald (Committee Chairman). No member of the Compensation Committee is or was an officer or employee of the Company during 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We utilize the services of J&D Design, as well as others, for interior design work at our communities. The principal of J&D Design is Joan Davidson, the wife of former Senior Vice President Eric Davidson and the daughter-in-law of the Company's former Chairman, President and Chief Executive Officer, Gary Davidson. Services provided by J&D Design include design work and the purchase of furniture, fixtures and equipment ("FF&E") for developed assisted living communities and rehabilitation of existing or newly acquired assisted living communities. We paid J&D Design approximately $24,000, $13,000, and $560,000 for the years ended December 31, 2000, 1999 and 1998, respectively, a portion of which was for design services and a portion of which was for reimbursement of costs for FF&E.

     Mr. R. Bruce Andrews, a former member of our Board of Directors, is Chief Executive Officer of Nationwide Health Properties, Inc. ("NHP"), a Health Care REIT. NHP is the owner of 16 assisted living communities that are leased to the Company. Of that number, leases for 13 assisted living communities were entered into prior to November 29, 1995, the date Mr. Andrews became a Board member, and leases for three assisted living communities were entered into during Mr. Andrews' tenure as a Board member. Mr. Andrews resigned as a member of our Board on January 12, 1999. Aggregate lease expenses were approximately $12.5 million, $11.6 million, and $11.3 million for the fiscal years ended December 31, 2000, 1999 and 1998, respectively.

     On September 29, 1999, our largest shareholder, Prometheus Assisted Living, LLC ("Prometheus") and certain of its affiliates agreed to settle all outstanding legal actions with the Company and accept a promissory note for $1.5 million as full satisfaction of its claims, $0.4 million of which has been recorded as additional private placement costs. This note will bear interest beginning on April 1, 2001 at a rate equal to the 30 day Treasury bill rate quoted by the Wall Street Journal. Interest payments will be made on the first day of each month beginning on May 1, 2001 and continue until maturity of the note on April 1, 2002. In the event of default, the note is immediately due and payable and interest shall accrue at a rate that is 4% above the interest rate otherwise in effect. Because the note payable is non-interest bearing, a 12% imputed interest discount was used in recording the obligation. The Company has the right at any time to prepay the note in whole or in part. Any time prior to November 1, 1999 the prepayment price was equal to 91% of the aggregate principal balance. The prepayment price increases by 0.5% of the aggregate principal amount of the note on the 10th day of each month thereafter until April 1, 2002.

     The settlement agreement between the Company and Prometheus and certain of its affiliates settled all outstanding litigation between the Company and Prometheus and provided mutual release of certain claims that the Company and Prometheus may have had against each other. Pursuant to the settlement agreement, the Company withdrew its appeal of the decision issued on May 12, 1999 by the Superior Court of the State of California, County of Orange. Prometheus dismissed the lawsuit that it had filed against the Company and two of the Company's former directors in the Delaware Chancery Court. As part of the settlement agreement, our board of directors was reduced to five persons. Murry
N. Gunty, John A. Booty and Robert P. Freeman resigned from the board.

     On April 24, 2000, the Company entered into a Term Loan Agreement with LFSRI II Assisted Living LLC ("LFSRI"), an affiliate of Prometheus, our largest shareholder. Pursuant to the Term Loan Agreement, the Company may borrow up to $10,000,000 from LFSRI with a maturity date of April 24, 2002, which, subject to certain conditions, may be extended by one year if no default has occurred. The outstanding amount under the loan at December 31, 2000 was $10,000,000 and will bear interest at the annual rate equal to the LIBOR rate for each interest period plus a 10% margin. In connection with the Term Loan Agreement, the Company issued to LFSRI a warrant to purchase up to 750,000 shares of the Company's Common Stock at a price of $3.00 per share, subject to various adjustments, exercisable until April 24, 2005. The Company also amended its stockholder rights agreement to prevent shares that Prometheus may be deemed to beneficially own by reason of LFSRI's rights under the warrant from causing Prometheus to become an "Acquiring Person" and thus causing a triggering event under the rights agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports on Forms 3, 4 and 5 of stock ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all forms that they file. Based on the Company's review of copies of Forms 3, 4 and 5, and amendments thereto, received by the Company for the year ended December 31, 2000, or written representations from certain Reporting Persons that no Forms 5 were required to be filed by those persons, the Company believes that during Fiscal 2000 all filing requirements were complied with by the Reporting Persons.

INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

     KPMG LLP served as our independent public accountants and auditors for the fiscal year ending December 31, 2000. Our Audit Committee recommended and our Board has appointed KPMG LLP to serve as our independent public accountants and auditors for fiscal year 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. KPMG LLP's reports on our financial statements for each of the years ended December 31, 2000 and 1999, respectively, did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During each of the years ended December 31, 2000, 1999 and 1998 or for the subsequent interim periods, we did not have any disagreement with KPMG LLP on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports.

ACCOUNTANT'S FEES

     KPMG LLP billed us the following fees in fiscal year 2000: Audit Fees:
$271,800. All Other Fees: $135,500. Our Audit Committee determined that KPMG LLP's provision of non-audit services is compatible with maintaining KPMG LLP's independence.

    DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     The Company's Certificate of Incorporation provides that a stockholder may propose other business or nominate a candidate for director before the Annual Meeting only by delivering notice to the Company in the manner and within the time limits provided in the Certificate of Incorporation. The Secretary of the Company must receive written notice at the Company's principal executive offices not less than 180 days before the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting; however, if less than 180 days notice or public disclosure is given by the Company, then the stockholder notice must be delivered or received no later than the close of business on the tenth day following the earlier of the day on which the Company mailed notice of the date of the scheduled annual meeting or the day on which the Company publicly disclosed the date of the scheduled Annual Meeting. Pursuant to these requirements, any stockholder intending to submit to the Company a proposal to be included in our proxy materials relating to the 2001 Annual Meeting was required to submit it in time for us to receive it at our principal executive offices no later than February 12, 2001. We did not receive any such notices. The notice must also provide certain other information as required in the Certificate of Incorporation. Copies of the Certificate of Incorporation are available to stockholders free of charge upon request to the Company's Secretary.



                                  OTHER MATTERS

     The Company is not aware of any matters that may be presented for action by the stockholders at the Annual Meeting other than those set forth above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote according to their best judgment.

     The Annual Report of the Corporation for the fiscal year 2000 including financial statements, is being mailed to stockholders together with these proxy materials.

     THE ANNUAL REPORT TO STOCKHOLDERS AND THE COMPANY'S FORM 10-K, INCLUDING ANNUAL FINANCIAL STATEMENTS, CAN BE OBTAINED BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING UPON WRITTEN REQUEST. SEND REQUESTS TO ARV ASSISTED LIVING, INC., P.O. BOX 5046, COSTA MESA, CA 92628-5046, ATTN: ABDO KHOURY, PRESIDENT AND CHIEF FINANCIAL OFFICER.

     STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES.

                               By Order of the Board of Directors,


                               /s/ DOUGLAS M. PASQUALE
                               -------------------------------------------------
                               Douglas M. Pasquale
                               Chairman of the Board and Chief Executive Officer

April 20, 2001
Costa Mesa, California

PROXY

                           ARV ASSISTED LIVING, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of ARV Assisted Living, Inc. does hereby nominate, constitute and appoint Douglas M. Pasquale and Abdo H. Khoury or either of them, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on April 20, 2001 at the Annual Meeting of Stockholders to be held at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California, 92715, on Monday, May 21, 2001 or at any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present as follows.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                                     [MAP]

                                                                  WITHHOLD
                                                     FOR          AUTHORITY
                                                   NOMINEE   to vote for nominee

1. Elect members of the Board of Directors of        [ ]             [ ]
   ARV Assisted Living, Inc.

2. Class A Director (to serve until the 2004 annual meeting of stockholders):

   Douglas M. Pasquale
   Jeffrey Koblentz

   (INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominees, draw a line through (or otherwise strike out) the nominee's name in the list above.)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof (such postponement or adjournment may be for the purpose of soliciting more votes to approve a proposal).

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

                                                Mark here for address change [ ]
                                                              and note below

                                  ---
                                    |   The undersigned hereby acknowledges
                                        receipt of the Notice of Annual Meeting
                                        of Stockholders dated April 20, 2001
                                        and the Proxy Statement furnished
                                        therewith.

                                        PLEASE FILL IN, DATE, SIGN AND MAIL THIS
                                        PROXY PROMPTLY IN THE ENCLOSED ENVELOPE,
                                        WHICH REQUIRES NO POSTAGE IF MAILED IN
                                        THE UNITED STATES.

Signature(s): ____________________________         Date: ____________________

NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                         ANNUAL MEETING OF STOCKHOLDERS

                           ARV ASSISTED LIVING, INC.

        DATE:    May 21, 2001

        TIME:    9:00 a.m.

        PLACE:   AIRPORT HILTON
                 18800 MacARTHUR BLVD.
                 IRVINE, CA 92715


                           (PLEASE SEE REVERSE SIDE)